Execution

PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT, dated as of May 18, 2007 (this "Security Agreement") is entered into by MFW HOLDINGS ONE LLC, a Delaware limited liability company ("undersigned" or "Pledgor") in favor of DEUTSCHE BANK TRUST COMPANY AMERICAS, as lender ("Lender").

In consideration of loans, advances, overdrafts, letters of credit, acceptances, swaps, securities transactions, forward contracts, foreign currency transactions and all other credit transactions and financial accommodations given or to be given or to be continued from time to time to Pledgor by Lender, pursuant to that certain Revolving Credit Agreement (the "Credit Agreement"), dated as of the date hereof, by and between the Pledgor and the Lender, and in order to induce Lender, to make such loans or otherwise to give, grant or extend credit at any time(s) to the Pledgor, the Pledgor, hereby agrees with Lender as follows:

1.	Any capitalized terms not otherwise defined herein shall be as defined in the Credit Agreement.

2.             As collateral security for the punctual payment and performance of all present and future liabilities and obligations, direct or indirect, liquidated or contingent, secured or unsecured, joint or several of Pledgor to Lender when due, whether at stated maturity, on demand, by acceleration or otherwise, whether now existing or hereafter incurred, whether now or hereafter due, whether for principal, interest (including interest accruing after the commencement of any bankruptcy or insolvency proceeding, whether or not allowed or allowable thereunder), fees, costs, attorneys' fees, court costs, taxes, damages, expenses, indemnities, or otherwise, and howsoever evidenced in connection with the Credit Agreement and all other Loan Documents (as defined therein) (collectively, the "Obligations"), Pledgor hereby assigns, pledges and grants to Lender a continuing first priority security interest in and lien upon all right, title and interest of Pledgor in and to (i) the securities accounts identified on Schedule A hereto (the "Collateral Accounts"), (ii) all securities, shares, certificates and other equity interests, investment property, security entitlements of Pledgor from time to time deposited in or credited to the Collateral Accounts, (iii) in addition to, and not in derogation of clause (i) or clause (ii) above, all securities and other property, if any, listed on Schedule B hereto, including all shares of common stock of M&F Worldwide Corp., a Delaware corporation ("M&F") as delineated therein (collectively, the "Pledged Shares"), (iv) all cash, securities, shares, certificates, notes, instruments, promissory notes, payment intangibles, general intangibles, accounts, letter of credit rights and all other property and financial assets now or hereafter received or receivable in connection with any sale, exchange, redemption or other disposition of any of the foregoing, (v) all dividends, interest and other distributions, whether in cash, securities, promissory notes, payment intangibles, general intangibles, accounts or other property on or in respect of any of the foregoing and (vi) all proceeds and profits of any of the foregoing (including proceeds of proceeds, proceeds of insurance policies and claims against third parties), in each case whether now existing or hereafter arising or acquired (collectively, the "Pledged Collateral").

3.	Pledgor represents and warrants to Lender with regard to itself and the Pledged Collateral that:

(a)           The information regarding Pledgor set forth opposite Pledgor's signature below ("Pledgor Information") is true, correct and complete on the date hereof.

(b)           Pledgor has, and will continue to maintain, with respect to its properties and business, including the Pledged Collateral, insurance covering risks, in amounts, with deductibles or other retention amounts, and with carriers, as are consistent with customary practices and standards of Pledgor's industry and the failure of which to maintain could have a Material Adverse Effect as of the Closing Date.

(c)           The Pledged Collateral, including the Pledged Shares, is owned of record and beneficially by Pledgor, and except for the security interest granted to Lender hereunder, and except as otherwise set forth on Schedule C hereto, is free and clear of all Liens and no financing statement (other than any which may be filed on behalf of Lender in connection herewith) covering any of Pledgor's interests in the Pledged Collateral is or shall be on file in any public office, and all Pledged Collateral has been validly pledged hereunder. Upon the execution and delivery by Pledgor of this Security Agreement, the execution of the Securities Account Control Agreement dated as of the date hereof (the “Control Agreement”), by and among Pledgor, Lender and Deutsche Bank Securities Inc.

and the delivery of the certificates and uncertificated shares identified on Schedule B to Lender, Lender shall have a fully perfected first priority security interest in the Pledged Collateral. All information with respect to the Pledged Collateral set forth in any schedule, certificate or other writing at any time heretofore or hereafter furnished by Pledgor or on behalf of Pledgor to Lender, and all other written information heretofore or hereafter furnished by Pledgor or on behalf of Pledgor to Lender, is and will be true and correct in all material respects.

(d)           Pledgor acquired and fully paid for the Pledged Shares from Mafco Consolidated Group Inc., a corporation formed under the laws of the State of Delaware (“MCGI”) on May 18, 2007. MCGI acquired and fully paid for the Pledged Shares on the respective dates of acquisition set forth on Schedule B hereto. MCGI has been the record owner of the Pledged Shares continuously from each such date on Schedule B hereto to the date of transfer to Pledgor, determined in accordance with Rule 144(d), as promulgated under the Securities Act of 1933, as amended and as currently in effect (the "Act"). For purposes of Rule 144, the Pledged Shares would be deemed to have been acquired by Lender at the same time as the Pledged Shares were acquired by MCGI (as set forth on Schedule B hereto).

(e)           There is no registration statement filed by M&F under the Act which relates to the sale of the Pledged Shares.

(f)            There are no agreements, arrangements or policies of M&F in effect which would restrict the ability of the Pledgor to pledge the Pledged Shares to the Lender; or the foreclosure and resale of the Pledged Shares by the Lender pursuant to Rule 144(k).

(g)	Intentionally Omitted.

(h)           There are no filings or recordations against the Pledged Collateral which grant or purport to grant a Lien in any Pledged Collateral to any other person.

(i)            All Pledged Collateral which consists of equity interests has been validly acquired and validly issued, and is fully paid and non-assessable and no Pledged Collateral is evidenced or represented by any certificate, note or chattel paper other than such as has been delivered to Lender together with appropriate stock powers or other instruments of transfer therefore.

(j)            The Pledgor will cooperate fully with the Lender with respect to any sale by the Lender of any of the Pledged Shares, including full and complete compliance with all requirements of Rule 144, and will give to the Lender all information and will do all things necessary, including the execution of all documents, forms, instruments and other items, to comply with Rule 144.

(k)           The Pledgor agrees not to vote in favor of (i) any amendment to the articles of incorporation or charter of any issuer of the Pledged Shares or any shareholders agreement or similar agreement that may materially adversely affect the value of the Pledged Shares or (ii) the merger or consolidation of any issuer of the Pledged Shares with or into any corporation or other person, without the prior written consent of the Lender. Nothing in this Section shall restrict the Pledgor’s ability to exercise in good faith Pledgor’s fiduciary or other similar legal obligations as an officer or director of any issuer of the Pledged Shares; provided, that, unless restricted by law or agreement, the Pledgor shall promptly notify the Lender of any vote made by the Pledgor in the exercise of such obligation which is in contravention of this Section.

(l)            The Pledgor is familiar with the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules promulgated thereunder and has made its own determination if the provisions thereof are applicable to the Pledgor, and, if applicable, understands the possible consequences if the Lender sells the Pledged Shares at a time when such sale would deem the Pledgor to have received “short-swing” profits, which consequences could include the payment of all such profits to the issuer of the Pledged Shares by the Pledgor.

(m)         The Pledgor has not disclosed, and will not disclose, to the Lender or any of the Lender’s representatives, any material, non-public information concerning the issuer of the Pledged Shares.

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4.             Pledgor covenants and agrees with Lender that: (a) Lender's sole duty with respect to the Pledged Collateral is to use such care as it uses for similar property for its own account, and Lender shall not be obligated to preserve rights in the Pledged Collateral against prior parties, (b) Pledgor will (i) be solely responsible for all matters relating to the Pledged Collateral, including ascertaining maturities, calls, conversions, exchanges and tenders, (ii) not, and will not purport to, grant or suffer Liens, other than Permitted Liens, against, or sell, transfer or dispose of any Pledged Collateral, (iii) from time to time take all actions (including entering into any control agreement requested by Lender and otherwise cooperate with Lender in maintaining control with respect to that Pledged Collateral in which a security interest may be perfected by control pursuant to the UCC, as herein below defined or other applicable law) and make all filings, registrations and recordations requested by Lender in connection with Lender's security interest in the Pledged Collateral, (iv) promptly notify Lender of the occurrence of any default hereunder or otherwise in respect of the Obligations, and (v) hold in trust for, and forthwith pay over to, Lender in the form received (except for any necessary endorsements) all property, proceeds or distributions received by Pledgor on account of any Pledged Collateral, (c) at any time and from time to time during the continuation of an Event of Default, Lender may transfer all or any part of the Pledged Collateral to Lender's name or that of its nominee, and exercise all rights as if the absolute owner thereof, and file a proof of claim for, receive payments or distributions on, and exchange or release Pledged Collateral in any bankruptcy, insolvency or similar proceeding, (d) Lender is authorized to file financing statements and/or a copy of this Security Agreement and give notice to third parties regarding the Pledged Collateral without Pledgor's signature to the extent permitted by applicable law, (e) Pledgor will not change any of the Pledgor Information without giving ten (10) days prior written notice thereof to Lender, and (f) Lender may rely upon any written (including fax), telephonic or oral communication in good faith believed by Lender to have been authorized by Pledgor; provided, however, that if any such communication is oral or telephonic, it shall be promptly confirmed in writing (including by fax) (but the lack of such confirmation or any conflict between such confirmation and the relevant telephonic or oral communications shall not affect any action taken by Lender in reliance on such telephonic or oral communications prior to receipt of such confirmation).

5.             Lender shall have all the rights and remedies of a secured party under the New York Uniform Commercial Code as then in effect (the "UCC") or other applicable law, and may, in addition to any other right or remedy available to Lender hereunder or under applicable law, upon the occurrence and during the continuance of an Event of Default, without notice to or consent by Pledgor (except as required by Section 8 below), subject to the limitations set forth in Section 8 below, sell, liquidate or redeem so much of the Pledged Collateral as is necessary to reduce the Obligations so as to comply with the Pledged Collateral requirements then in effect or sell, liquidate or redeem all of the Pledged Collateral with any excess after payment in full of the Obligations paid to Pledgor, subject to the rights of any other party thereto and the other provisions hereof.

6.             Pledgor hereby irrevocably, unconditionally and expressly waives, to the fullest extent permitted by applicable law, all defenses, counterclaims, rights of setoff, any requirement that Lender first proceed against any guarantor or any other security, all requirements for notice of any kind, demand, protest, presentment, notice of non-payment, default or dishonor of any Obligation, notice of acceptance hereof, marshalling of assets and the like, including without limitation, any right to notice or judicial hearing in connection with Lender's taking possession of or disposition of any Pledged Collateral, any notice of any sale, transfer or other disposition by Lender of any Obligation, any requirement that Lender first proceed against Pledgor, any other collateral or any other person liable for any of the Obligations, and all damages occasioned by any of the foregoing (except as finally determined by a competent court to have been the direct result of Lender's gross negligence, bad faith or willful misconduct). No invalidity, irregularity or unenforceability of any Obligations shall affect, impair or be a defense to any of Pledgor's obligations or agreements or any of Lender's rights or remedies hereunder. During the continuation of an Event of Default, Lender may from time to time, without notice to or consent by Pledgor, and without affecting or impairing Pledgor's obligations or agreements or Lender's rights and remedies hereunder: (i) sell, release, exchange, settle, compromise or otherwise dispose of or deal with any property or other security for any of the Obligations, and (ii) exercise (in such order as Lender may choose), or refrain from exercising, any rights against any person liable for any of the Obligations. To the fullest extent permitted by law, Pledgor also waives any and all rights or defenses arising by reason of (x) any "one action" or "anti-deficiency" law that would otherwise prevent Lender from bringing any action, including any claim for a deficiency, or exercising any right or remedy (including any right of set-off) against Pledgor before or after the commencement or completion of any foreclosure action or sale of any collateral for the Obligations, whether

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judicially, by exercise of power of sale or otherwise, or (y) any other law that in any other way would otherwise require any election of remedies by Lender.

7.	[reserved]

8.             (A)         (1)          Upon the occurrence of any Event of Default under the Credit Agreement: (a) Lender may declare all of the Obligations to be immediately due and payable, whereupon same shall become immediately due and payable, without demand, provided, that if an event set forth in Section 7.1(f) of the Credit Agreement occurs, the Obligations shall automatically become due and payable without declaration by Lender; (b) Lender's obligation, if any, to give or continue credit facilities to Pledgor shall automatically terminate; (c) Lender shall have the right from time to time to take possession of, and sell, redeem, assign, liquidate, transfer and deliver all or any part of the Pledged Collateral, at any brokers' board or exchange, or at public or private sale or otherwise, at the option of Lender, for cash or on credit for future delivery, in such parcel or parcels and at such times and places, and upon such terms and conditions as Lender may deem proper, and in connection therewith may grant options and impose reasonable conditions, all without (except as same are required by applicable law and cannot be waived) advertisement or demand upon or notice to the Pledgor or any other person entitled to notice or right of stay, extension, moratorium, appraisal or redemption of the Pledgor, all of which are hereby expressly waived to the fullest extent permitted by applicable law; (d) upon each such sale, Lender, to the extent permitted by law, may purchase all or any of the Pledged Collateral, free and clear of all claims, rights of redemption and equities of the Borrower; and (e) Lender shall have all of the rights and remedies of a secured party under the UCC and any other applicable law.

(2)           Lender covenants and agrees that all Pledged Shares will be credited to the Collateral Account.

(B)          (1)          Notwithstanding anything herein or in any other Loan Document to the contrary, but subject to clause (C) below, and without limiting the right of Lender under clause (A) above to dispose of any of the Pledged Shares in a transaction in compliance with applicable law, unless Lender shall have sent a notice (the “Opt-Out Notice”) to Pledgor in the form attached hereto as Exhibit 8B(1) by facsimile or electronic mail at the address set forth in clause (C) below notifying Pledgor that Lender does not wish to have the ability to dispose of Pledged Shares acquired by it pursuant to this Security Agreement in one or more transactions in which Lender is relying on paragraph 5 of Issuer’s Certificate of M&F delivered to Lender on the date hereof (the “Issuer’s Certificate”) (a “Rule 144 Sale”), Lender shall:

(i)           not, at any single time, attempt to sell, transfer or otherwise dispose of in any manner, or have pending sale orders in brokers’ transactions or private placements with respect to (collectively, a “Disposition”), Pledged Shares that constitute more than 8% of M&F’s Outstanding Shares (as defined below), without regard to the delivery of the Pledged Shares being sold, transferred or otherwise disposed of;

(ii)          not, at any single time, give any instructions or orders (an “Intermediary Instruction”) to the Intermediary (as defined in the Control Agreement) pursuant to the Control Agreement relating to the redemption, transfer or withdrawal of Pledged Shares that constitute more than 8% of M&F’s Outstanding Shares;

(iii)         prior to any Disposition of Pledged Collateral in accordance with clause (i) above and prior to giving an Intermediary Instruction in accordance with clause (ii) above, send a notice (an “8% Notice”) to Pledgor in the form attached hereto as Exhibit 8B(1)(iii) by facsimile or electronic mail at the address set forth in clause (C) below;

(iv)         vote any of the Pledged Shares for which Lender is the record owner as indicated on the official stock register maintained by M&F of the Pledged Shares as of the applicable record date on every matter put to the vote of M&F’s stockholders in the same proportions as the other outstanding shares of M&F are voted with respect to such matters (the “Neutral Vote”); it being understood that M&F or its agents will provide Lender with detailed instructions as to how to vote (i.e., either “for” or “against”) the

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Pledged Shares in order to make the Neutral Vote (the “Neutral Vote Instructions”); provided, however, Lender shall not be required to make the Neutral Vote to the extent Lender does not receive an appropriate notice of the meeting, if Lender attends any such meeting and is not provided with the Neutral Vote Instructions or if Lender is not provided with the Neutral Vote Instructions in advance of the time required to vote the Pledged Shares such that Lender can make the Neutral Vote; and

(v)           not overtly use any of the Pledged Shares in an attempt, individually or in concert with any other person or group, to seek to control M&F within the meaning of Rule 144(a)(1).

(2)           Lender may send Pledgor the Opt-Out Notice at any time, including after delivery of one or more 8% Notices.

(3)           The term “Outstanding Shares” shall mean the number of shares of M&F’s common stock identified as outstanding (a) on the balance sheet included in the financial statements in M&F’s then most recently filed annual report on Form 10-K or (b) on the cover page of M&F’s then most recently filed quarterly report on Form 10-Q, as applicable, depending on which report was most recently filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

(C)	Notwithstanding any of the provisions set forth in this Section 8:

(i)            Lender’s agreements contained herein are solely made in connection with the delivery of the Issuer’s Certificate and to the extent that Lender does not comply with one or more of the covenants contained herein, the only remedy of the Pledgor or any other person shall be that Lender shall not be entitled to rely on M&F’s representations in paragraph 5 of the Issuer’s Certificate in connection with any Rule 144 Sale.

(ii)          Lender’s failure or choice not to comply with any of the provisions of clause (B) above shall not be deemed to prejudice in any manner Lender’s ability to maintain its non-affiliate status with respect to the issuer of the Pledged Shares.

(iii)         Lender’s failure or choice not to comply with any of the provisions of clause (B) shall not be deemed to prejudice or in any manner limit the right of Lender to sell all or a portion of the Pledged Collateral in one or more private placements or pursuant to Rule 144 (other than pursuant to Rule 144(k)).

(iv)        The notices referred to in clause (B) above shall be sent by facsimile or electronic mail at the following address:

MFW HOLDINGS ONE LLC
c/o MacAndrews & Forbes Holdings Inc.
35 East 62nd Street
New York, NY 10021
Attention: Paul Savas
Telephone No.: (212) 572-8618
Facsimile No.: (212) 572-5965
Electronic Mail: psavas@mafgrp.com

and shall be deemed effected immediately upon being sent by Lender in accordance with clause (B) and, for the avoidance of doubt, Pledgor need not actually receive such notice for such notice to have been effected nor should the provision of any such notice imply that Pledgor has any right to cure an event of default or any grace period prior to Lender’s effecting the sale referred to in such notice. Any notices sent to Lender in connection with this Security Agreement shall be sent by facsimile or electronic mail at the following address:

Deutsche Bank Trust Company Americas

280 Park Avenue – Floor 6M

5

New York, New York 10017

Attention: Scott VanHee, Director

Telephone No.:	(212) 454-1525
Facsimile No.:	(646) 461-1174

Electronic Mail: scott.vanhee@db.com

Any party may change its address for purposes of this Security Agreement by giving notice of such change to the other party by facsimile or electronic mail.

(D)          To the extent required by applicable law which cannot be waived, at any time following delivery of an Opt-Out Notice, Lender will give Pledgor notice of the time and place of any public sale or of the time after which any private sale or other disposition of Pledged Collateral is to be made, by sending notice at least 3 Business Days before the time of sale or disposition, which Pledgor agrees is reasonable. Lender need not give such notice if not required by the UCC or other applicable law. Pledgor agrees that at any private sale Pledged Collateral may be sold at a price that is less than the price which might have been obtained at a public sale or that is less than the aggregate outstanding amount of the Obligations. Lender may accept the first offer received and need not offer such Pledged Collateral to more than one offeree. Lender may comply with any applicable state or federal law requirements in connection with a disposition of the Pledged Collateral and such compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Pledged Collateral. Lender may convert any proceeds in foreign currency to U.S. dollars at the average of the buying spot rates of exchange for freely transferable U.S. dollars in effect at the lending office selected by Lender as at the close of business on the date of payment of the sales price for such Pledged Collateral. After deducting its costs and expenses from the proceeds of sale, Lender may apply any residue to pay the Obligations in such order as it elects and Pledgor will remain liable for any deficiency with interest. All foreign exchange losses incurred in connection with the conversion of any Pledged Collateral denominated in a foreign currency to U.S. dollars shall be borne by Pledgor. If Lender shall be subject to any volume limitations in the sale of Pledged Collateral, Pledgor shall not at any such time sell, or permit any party controlled by Pledgor to sell, any securities if the sale thereof would adversely affect Lender's ability to sell the Pledged Collateral. If Lender sells any of the Pledged Collateral upon credit, Pledgor will be credited only with payments actually made by the purchaser, received by Lender and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Pledged Collateral, Lender may resell the Pledged Collateral and Pledgor shall be credited with the proceeds of the sale.

9.             Pledgor hereby irrevocably designates and appoints each of Lender and any designee or agent (each an "Attorney") as attorney-in-fact of Pledgor, with full power of substitution, each with authority acting alone, after the occurrence during a continuation of an Event of Default to re-direct, receive and dispose of Pledgor's mail, sign or endorse Pledgor's name on notes, acceptances, checks, drafts, instruments, certificates, powers, assignments and other documents, execute proofs of claim and loss, releases, endorsements, assignments and other instruments of conveyance, and do all other acts and things necessary and advisable in the sole discretion of Attorney to carry out and enforce this Security Agreement. All acts of each Attorney are hereby ratified and approved and no Attorney shall be liable for any acts of commission or omission or for errors of judgment or mistake of fact or law. This power of attorney is irrevocable and coupled with an interest.

10.           In the event and to the extent that any provision of this Security Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions, or of such provision in any other jurisdiction, shall not in any way be affected or impaired thereby.

11.           No failure or delay by Lender in exercising any right or remedy and no course of dealing between Lender and Pledgor shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude any other or future exercise thereof. All rights and remedies of Lender shall be cumulative and may be exercised singly or concurrently. No notice to or demand on Pledgor shall entitle Pledgor to any other or further notice or demand, or constitute a waiver of Lender's rights.

12.           This Security Agreement may not be modified, changed, waived or discharged orally, except by a writing signed by the parties hereto. Any waiver of any provision of this Security Agreement or any consent to any

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departure by Pledgor therefrom shall be effective only in the specific instance and for the specific purpose for which given. This Security Agreement shall be and remain the independent obligation of Pledgor, shall inure to the benefit of and be enforceable by Lender and its successors, transferees and assigns, and shall be binding upon Pledgor and Pledgor's heirs, executors, successors and assigns, provided that Pledgor may not transfer, assign or delegate any of Pledgor's rights or obligations hereunder, and, at Lender's option, any such purported transfer, assignment or delegation shall be void. This Security Agreement shall terminate upon final payment in full to Lender of all of the Obligations and termination of any obligation of Lender to make advances, and shall continue to be effective or shall be reinstated, as the case may be, if at any time payment of or on account of any of the Obligations is rescinded or must otherwise be restored or returned by Lender upon the insolvency, bankruptcy or reorganization of Borrower or Pledgor or any other person or otherwise, all as though such payment had not been made.

13.          During the continuation of an Event of Default, Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Lender (or any affiliate of Lender) to or for the credit or the account of Pledgor against any and all of the Obligations. Lender agrees promptly to notify Pledgor after any such setoff and application, provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of Lender under this Section are in addition to any other rights and remedies (including, without limitation, other rights of setoff) that Lender may have.

14.           Pledgor will indemnify and hold Lender harmless for, and pay in U.S. dollars all liabilities, losses, damages, claims, taxes, penalties, costs, fees and expenses of any kind, including attorneys' fees, imposed upon, incurred by or asserted against Lender in connection with this Security Agreement, the custody, care, preservation, sale or disposition of any Pledged Collateral, and the enforcement of Lender's rights hereunder; provided that Lender shall not be entitled to any such indemnification for any claim or loss caused by its own gross negligence, bad faith or willful misconduct. All payments hereunder shall be made without setoff or counterclaim, and free and clear of, and without deduction for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, and all interest, penalties and other liabilities with respect thereto, except for any Excluded Taxes (collectively, "Taxes"), now or hereafter imposed, levied, collected, withheld or assessed by any jurisdiction, or any department, agency, state, political subdivision or taxing authority thereof or therein. If any Taxes are so levied or imposed, Pledgor agrees to pay the full amount thereof, and such additional amounts as may be necessary so that each net payment received by Lender will not be less than the amount provided for herein. Pledgor will furnish to Lender within 30 days after each payment of Taxes is due, originals or certified copies of tax receipts evidencing such payment. The provisions of this Section shall survive repayment of the Obligations and termination of this Security Agreement.

15.           Other than notices given under Section 8 hereof, any notice, demand, request or other communication which any party hereto may be required or may desire to give hereunder shall be in writing (except where telephonic instructions or notices are expressly authorized herein to be given) and shall be deemed to be effective: (a) if by hand delivery, telecopy or other facsimile transmission, on the day and at the time on which delivered to such party at the address or fax numbers specified below, and if such day is not a Business Day, delivery shall be deemed to have been made on the next succeeding Business Day; (b) if by mail, on the day which it is received after being deposited, postage prepaid, in the United States registered or certified mail, return receipt requested, addressed to such party at the address specified below; or (c) if by Federal Express or other reputable express mail service, on the next Business Day following the delivery to such express mail service, addressed to such party at the address set forth below; or (d) if by telephone, on the day and at the time reciprocal communication (i.e., direct communication between two or more persons, which shall not include voice mail messages) with one of the individuals named below occurs during a call to the telephone number or numbers indicated for such party below:

(i)	If to Pledgor:

MFW HOLDINGS ONE LLC
c/o MacAndrews & Forbes Holdings Inc.

7

35 East 62nd Street
New York, NY 10021
Attention: General Counsel
Telephone: (212) 572-5170
Fax:	(212) 572-5056

with a copy to (which copy shall not constitute notice to Pledgor):

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, NY 10036

Attention: Stephanie Teicher

Telephone: (212) 735-3000

Fax: (917) 777-2181

(ii)	If to Lender:

Deutsche Bank Trust Company Americas

280 Park Avenue – Floor 6M

New York, New York 10017

Attention: Scott VanHee, Director

Telephone No.:(212) 454-1525

Telefax No.:	(646) 461-1174

with a copy to (which will not constitute notice to Lender):

Deutsch Bank Trust Company Americas

1251 Avenue of the Americas

New York, New York 10021

Attention: Anne T. Schwab, Esq., Managing Director and Senior Counsel

Telephone No.: (212) 474-7995

Telefax No.: (212) 468-5705

16.           PLEDGOR AND LENDER EACH HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A JURY TRIAL IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. In any action or proceeding arising out of or relating to this Security Agreement, Pledgor hereby accepts, for both Pledgor and Pledgor’s property, the exclusive jurisdiction of the courts of the State of New York, and the federal courts in New York City, and agrees that effective service of process may be made on Pledgor by mailing same to Pledgor’s address set forth below. Lender may proceed against Pledgor in any other applicable jurisdiction, and may serve process in any other manner permitted by applicable law. Pledgor hereby irrevocably waives any objection Pledgor may now or hereafter have to the laying of venue in the aforesaid courts, and any claim that any of the aforesaid courts is an inconvenient forum. To the extent that Pledgor or Pledgor’s property may have or hereafter acquire immunity, on the grounds of sovereignty or otherwise, from any judicial process in connection with this Security Agreement, Pledgor hereby irrevocably waives, to the fullest extent permitted by law, any such immunity and agrees not to claim same. Pledgor agrees that a final judgment in any such action or proceeding shall be conclusive, and may be enforced in any other jurisdiction by suit on the judgment or in any other permitted manner. Pledgor further agrees that any action or proceeding by Pledgor against Lender in respect to any matters arising out of, or in any way relating to, this Security Agreement or the Obligations shall be brought only in the State and County of New York.

17.          If this Security Agreement is signed by two or more parties as Pledgor, they shall be jointly and severally liable hereunder, and the term “Pledgor” as used herein shall mean the Pledgor parties hereto, and each of them. This Security Agreement may be signed in any number of counterparts, each of which shall be an original,

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with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page of this Security Agreement by telecopy shall be as effective as delivery of an original executed counterpart.

18.           If the Obligations under this Security Agreement shall be held by an Affiliate of Lender (“Securities Intermediary”) then such Affiliate is hereby appointed, and hereby accepts such appointment, to hold the Pledged Collateral as securities intermediary and agent for the benefit of Lender or, if any of the Obligations are also owed by Pledgor to Securities Intermediary, then pro rata for the benefit of such Securities Intermediary and Lender in accordance with the principal amount owed to each of them, respectively. Pledgor hereby irrevocably authorizes Securities Intermediary to act solely and exclusively on the entitlement orders originated by and instructions of Lender in respect of the Pledged Collateral, without further consent of Pledgor, and Pledgor hereby irrevocably acknowledges and agrees that Securities Intermediary may comply with all such orders or other instructions from Lender without liability to Pledgor for acting or not acting in accordance with any orders or instructions given by Lender, so long as this Security Agreement shall remain in effect. Without limiting the generality of the foregoing, Pledgor, without the consent of Lender, shall have no right to withdraw or transfer any Pledged Collateral (including any cash balance) from the Collateral Accounts, or to give any entitlement orders or other instructions to Securities Intermediary in respect of the Pledged Collateral, so long as any Obligation is outstanding.

19.           THIS SECURITY AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICT OF LAWS) THE PARTIES AGREE THAT THE STATE OF NEW YORK IS LENDER’S JURISDICTION FOR PURPOSES OF ARTICLES 8 AND 9 OF THE UCC.

(Signature page to follow)

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                IN WITNESS WHEREOF, Pledgor has executed and delivered this Security Agreement as of the 18th day of May, 2007.

Pledgor Information:

Pledgor:

MFW Holdings One LLC By :__________________________ Name: Title:

Type of Organization:

Limited Liability Company

The following must be completed if UCCs are being filed.

Chief Executive Office:

c/o MacAndrews & Forbes Holdings Inc.

35 East 62nd Street

New York, New York 10021

Attn.: General Counsel

Telephone No.: (212) 572-5120

Facsimile No.: (212) 572-5056

Sole Jurisdiction of Organization:

Delaware

Taxpayer Id. No.: 20-8929454

Organizational Id. No.: 4341187

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Address:	Deutsche Bank Trust Company Americas
280 Park Avenue	Lender (Full Legal Name)

NYC03-0603

New York, NY 10017

Attention: Private Wealth Management

Telephone No.:	212-454-1525	By:
Facsimile No.:	646-461-1174	Title:

By:
Title:

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